  Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-287622
PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 26, 2025)
$35,530,980.56
Common Stock
On September 6, 2024, we entered into an Equity Distribution Agreement, or the Distribution Agreement, with Oppenheimer & Co. Inc., or Oppenheimer, relating to our common stock having an aggregate offering price of up to $50 million. On September 6, 2024, pursuant to the Distribution Agreement, we filed a prospectus supplement pursuant to which we could offer and sell from time to time shares of our common stock having an aggregate offering price of up to $50 million through Oppenheimer. As of November 28, 2025, of the $50 million of our common stock covered by the Distribution Agreement and the related prospectus supplement, dated September 6, 2024 to the Company’s Registration Statement on Form S-3 (333-265061), we have issued and sold an aggregate of 6,393,341 shares of our common stock for gross proceeds of $14,469,019.44.
With the filing of this prospectus supplement, we are replacing and superseding the prior prospectus supplement, and all sales of our common stock pursuant to the Distribution Agreement shall be pursuant to this prospectus supplement and the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus, which together we sometimes refer to as the prospectus, relates to the offer and sale, from time to time, of shares of our common stock having an aggregate gross sales price of up to $35,530,980.56 through Oppenheimer in accordance with the terms of the Distribution Agreement.
Our common stock is listed on The Nasdaq Global Market, or Nasdaq, under the symbol “GANX.” On November 26, 2025, the closing sale price of our common stock on Nasdaq was $3.14 per share.
Sales of our common stock, if any, under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Oppenheimer is not required to sell any specific number or dollar amount of securities, but will act as our sales agent, using commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Oppenheimer and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to Oppenheimer for sales of common stock sold pursuant to the Distribution Agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold under the Distribution Agreement. See “Plan of Distribution” for additional information regarding the compensation to be paid to Oppenheimer. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds.” The proceeds we receive from sales of our common stock, if any, will depend on the number of shares actually sold and the offering price of such shares.
In connection with the sale of the common stock on our behalf, Oppenheimer will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Oppenheimer will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Oppenheimer with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-7 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
Oppenheimer & Co.
The date of this prospectus supplement is November 28, 2025.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of shares of our common stock and adds to and updates the information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.
This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. Before buying any shares of common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the heading “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus and the information in any free writing prospectus that we may authorize for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.
This prospectus supplement describes the specific terms of the common stock we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in, or incorporated by reference into this prospectus supplement and the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Oppenheimer has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Oppenheimer is not, making an offer to sell or soliciting an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Unless the context indicates otherwise, references in this prospectus supplement or the accompanying prospectus to “Gain,” “the Company,” “we,” “us,” “our” and similar references refer to Gain Therapeutics, Inc. and its wholly owned subsidiaries. Our name “Gain Therapeutics,” the Gain logo and other trademarks, trade names or service marks of Gain Therapeutics, Inc. appearing in this prospectus supplement and the accompanying prospectus are the property of Gain Therapeutics, Inc. All other trademarks, trade names and service marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement and the accompanying prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus supplement on page S-7 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Overview
We are a biotechnology company developing novel small molecule therapeutics to treat diseases across several therapeutic areas, including, central nervous system (“CNS”) disorders, lysosomal storage disorders (“LSDs”), metabolic disorders, and other diseases that can be targeted through protein degradation, such as oncology.
GT-02287 — our lead product candidate, for the treatment of Parkinson’s disease, is currently being evaluated in a Phase 1b study in people with Parkinson’s disease with or without a GBA1 mutation.
We have generated an extensive preclinical data package providing evidence of the mechanism of action and safety of GT-02287. In preclinical models of GBA1 and idiopathic Parkinson’s disease, GT-02287 has been shown to restore glucocerebrosidase, or GCase, function in the lysosome, improve mitochondrial health, reduce toxic lipid substrates and toxic forms of alpha-synuclein, reduce neuroinflammation, improve survival of dopaminergic neurons, increase dopamine levels, completely restore locomotor function and improve cognition, and reduce plasma-based neurodegeneration maker, neurofilament light chain (NfL) back to the level of healthy animals.
In September 2024, we reported results from a first-in-human Phase 1 clinical trial completed in Australia to assess the safety, tolerability, pharmacokinetics, and food effect of GT-02287 in healthy participants. The study enrolled 72 healthy volunteers and included a single ascending dose part during which the study participants (n=40) received one dose of GT-02287 at different dose levels, and a multiple ascending dose part during which the study participants (n=32) received one daily dose of GT-02287 for 14 days at different dose levels. Review of the unblinded data after database lock confirmed that single and multiple doses of GT-02287 were safe and generally well tolerated up to and including the highest planned dose levels across all age groups (approximately 15% of which were over the age of 50 years).
The single and multiple dose levels tested were safe and generally well tolerated, with no serious adverse events or Grade 3 (severe) adverse events observed, and no other safety signals detected. The PK profile of GT-02287 was linear across the tested dose ranges, and plasma exposures at daily doses of 7.7 mg/kg and above were within the projected therapeutic range. GT-02287 was measurable in cerebrospinal fluid (CSF) at levels in line with rodent levels at effective doses from our preclinical models, demonstrating CNS exposure. Notably, GCase activity in dried blood spots increased approximately 53% in subjects who received 13.5 mg/kg GT-02287 (the highest dose cohort and the only dose cohort analyzed for GCase activity) but not in those who received placebo, demonstrating target engagement and modulation of GCase enzyme. GCase activity continued to increase 12 hours post-dose at 14 days, the furthest time point analyzed in the study. We believe these results support the continued development of GT-02287 and its potential as a biology-modifying treatment for Parkinson’s disease. Importantly, the favorable safety and tolerability profile at oral dose levels that resulted in therapeutic plasma levels, CNS exposure, and target engagement further strengthens GT-02287’s potential to be a lead treatment for Parkinson’s disease in patients with or without a GBA1 mutation.
In December 2024, we received approval in Australia to initiate a Phase 1b trial for GT-02287 in people with Parkinson’s disease with or without the GBA1 mutation. We are working with local Parkinson’s disease (PD) advocacy groups in Australia to support enrollment and expect enrollment to complete in the summer of 2025 with interim data from the study expected by mid-2025. The Phase 1b open-label trial will assess the safety and tolerability of 13.5 mg/kg/day of GT-02287 for three months in patients with GBA1-PD or idiopathic Parkinson’s disease. Secondary endpoints include pharmacokinetics, GCase modulation, levels of GCase substrates, and other biomarkers in plasma and cerebrospinal fluid. The primary goal of the Phase 1b trial is to assess the safety and tolerability of GT-02287. Upon successful completion we expect to begin planning a Phase 2 study during the second half of 2025.
In preparation for the treatment of Parkinson’s disease patients, we initiated a chronic (6 months in rodents and 9 months in non-rodents) preclinical toxicity study in July 2024, enabling the conduct of clinical studies in patients with a GT-02287 treatment duration beyond three months. The 6- and 9-month studies were completed in the second quarter of 2025 and the third quarter of 2025, respectively.
In October 2025, the Company presented early results from its Phase 1b clinical study in patients with Parkinson’s Disease at the International Congress of Parkinson’s Disease and Movement Disorders®. GT-02287 was generally well tolerated, with no treatment-emergent serious adverse events observed. Additionally, participants in the open label trial appear to be benefitting from stabilization and trending improvements in their MDS-UPDRS scores after 90 days of GT-02287 administration. In September 2025, the company elected to extend the open label study for an additional 9 months to allow participants interested in remaining on GT-02287 to continue on the study. The majority of participants have elected to remain on the open label extension.
Our Magellan™ Platform
We use our computational target and drug discovery platform, Magellan™, to discover novel allosteric binding sites on proteins implicated in a disease and to identify proprietary small molecules that bind these sites to modulate protein function and treat the underlying cause of the disease. We believe that Magellan™ is uniquely suited to identify allosteric binding sites on the protein surface, which are different from the active (or orthosteric) binding site where the natural ligand of the protein binds. Targeting an allosteric binding site instead of the active binding site of a protein provides numerous advantages, including: the ability to regulate proteins implicated in disease through several different mechanisms of action covering both functional and conformational effects, including stabilization, destabilization, targeted degradation, allosteric inhibition, and allosteric activation of the targeted protein; improved specificity of small molecules because binding to an allosteric binding site is non-competitive with the natural substrate that binds to the active binding site; and the ability to identify small molecules with more favorable drug-like properties. Discovering and targeting novel allosteric sites with our platform not only reduces traditional drug discovery timelines but enables rational drug design and offers the potential for superior small molecule drugs that are highly specific and that can penetrate hard to reach tissues and cross the blood-brain barrier.
Our Pipeline of STARs
We are leveraging our Magellan™ technology platform to develop a pipeline of novel small molecule drug candidates to address complex diseases. The platform is disease agnostic and provides us with the ability to expand our pipeline, quickly, efficiently and at low cost. We are currently focusing on progressing our clinical-stage lead program in Parkinson’s disease. In addition, we plan to continue to advance our existing research programs and initiate additional programs targeting allosteric binding sites identified with the Magellan™ platform in various therapeutic areas through discovery collaborations with industry partners and academic institutions.

Our Product Pipeline
Corporate Information
We were incorporated under the laws of the state of Delaware on June 26, 2020 under the name Gain Therapeutics, Inc. Our principal executive offices are located at 4800 Montgomery Lane, Suite 220, Bethesda, MD 20814. Our telephone number is (301) 500-1556. Our website address is http://www.gaintherapeutics.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement.

THE OFFERING
The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our common stock, you should read this prospectus supplement, the accompanying prospectus, and the documents referred to herein and therein.
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $35,530,980.56.
Common stock to be outstanding after this offering
Up to 49,777,683 shares (as more fully described in the notes following this table), assuming sales of 11,315,598 shares of our common stock in this offering at an assumed offering price of $3.14 per share, the closing sale price of our common stock on Nasdaq on November 26, 2024. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.
Manner of offering
“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time through or to Oppenheimer, as sales agent or principal. See “Plan of Distribution” on page S-15.
Use of Proceeds
We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes. See “Use of Proceeds” on page S-12 of this prospectus supplement.
Risk factors
Investing in our common stock involves significant risks. See “Risk Factors” on page S-7 of this prospectus supplement, and under similar headings in other documents incorporated by reference into this prospectus supplement.
Nasdaq Global Market
symbol
“GANX”
The number of shares of our common stock to be outstanding immediately after this offering is based on 38,462,085 shares of our common stock outstanding as of November 26, 2025, and excludes:
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7,421,521 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock with a weighted-average exercise price of $2.27 per share;

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24,169 shares of common stock issuable upon the vesting of outstanding restricted stock units;

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3,619,730 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $3.62 per share; and

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2,065,215 shares reserved for future issuances under our equity compensation plans.

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of the outstanding stock options or warrants described above.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks described below and those discussed under the section titled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as updated by our other reports and documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus supplement is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”
Risks Related to this Offering
We will have broad discretion as to the use of the net proceeds from this offering and may not use the net proceeds effectively.
We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. However, we have not determined the specific allocation of the net proceeds among these potential uses and have not designated the amount of net proceeds from this offering to be used for any particular purpose. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock. Please see the section entitled “Use of Proceeds” on page S-12 of this prospectus supplement for further information.
If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock prior to this offering. Assuming that an aggregate of 11,315,598 shares of our common stock are sold pursuant to the Distribution Agreement at an assumed price of $3.14 per share, the closing sale price of our common stock on Nasdaq on November 26, 2025, for aggregate gross proceeds of approximately $35,530,980.56, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $2.30 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2025 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.
You may experience future dilution as a result of future equity offerings.
We will require more capital to pursue our preclinical and clinical activities, regulatory approval and the commercialization of our current or future product candidates. In addition, we may also choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

It is not possible to predict the actual number of shares we will sell under the Distribution Agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the Distribution Agreement and compliance with applicable law, we have the discretion to deliver instructions to Oppenheimer to sell shares of our common stock at any time throughout the term of the Distribution Agreement. The number of shares that are sold through Oppenheimer after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Oppenheimer in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales under the Distribution Agreement.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
There is substantial doubt about our ability to continue as a going concern. We have a history of operating losses and expect to incur losses for the foreseeable future. We may never generate revenues or, if we are able to generate revenues, achieve profitability.
We are focused on product development, and we have not generated any significant revenues to date. We have incurred losses in each year of our operations, and we expect to continue to incur operating losses for the foreseeable future.
As of September 30, 2025 and December 31, 2024, we had an accumulated deficit of $96.8 million and $81.2 million, respectively, and as of September 30, 2025, we had cash and cash equivalents of $8.8 million. These operating losses have adversely affected and are likely to continue to adversely affect our working capital, total assets and shareholders’ equity. In addition, the impact of these events and conditions on our liquidity raise substantial doubt about our ability to continue as a going concern.
We plan to raise additional capital primarily through private financings and/or convertible debt financings. However, financing may not be available to us in the necessary time frame, in amounts that we require, on terms that are acceptable to us, or at all. If we are unable to raise the necessary funds when needed, it may materially and adversely impact our ability to execute on our operating plans. If we become unable to continue as a going concern, we may have to dispose of assets and might realize significantly less than the values at which they are carried on our consolidated financial statements. These actions may cause our stockholders to lose all or part of their investment in our securities.
We and our prospects should be examined in light of the risks and difficulties frequently encountered by new and early-stage companies in new and rapidly evolving markets. These risks include, among other things, the speed at which we can scale up operations, our complete dependence upon development of our product candidates that currently have no market acceptance, our ability to establish and expand our brand name, our ability to expand our operations to meet the commercial demand of our clients, our development of and reliance on strategic and customer relationships and our ability to minimize fraud and other security risks.
The process of developing our product candidates requires significant time, effort and expenses in preclinical, clinical and regulatory development. In addition, commercialization of our product candidates will require that we obtain necessary regulatory approvals and establish sales, marketing and manufacturing capabilities, either through internal hiring or through contractual relationships with others. We expect to incur substantial additional operating expenses over the next several years as our research, development, preclinical studies and clinical trial activities increase. Product candidates in later stages of clinical development generally incur higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials. As a result, we expect that our research and development expenses will continue to increase in the foreseeable future as we (i) increase personnel costs, including stock-based compensation, (ii) continue preclinical development of our lead compounds, (iii) initiate clinical trials for certain product candidates, (iv) continue to discover and develop additional product candidates, and (v) pursue later stages of clinical development of product candidates.
The amount of future losses and when, if ever, we will achieve profitability are uncertain. We have no products that have generated any commercial revenue, do not expect to generate revenues from the commercial sale of products in the foreseeable future, and might never generate revenues from the sale of products. Our ability to generate revenue and achieve profitability will depend on, among other things, successful completion of preclinical development and testing and clinical trials of our product candidates; obtaining necessary regulatory approvals from the FDA and comparable foreign regulatory authorities; establishing manufacturing, sales and marketing arrangements with third parties; successfully commercializing our products; establishing a favorable competitive position; and raising sufficient funds to finance our activities. Many of these factors will depend on circumstances beyond our control. We might not succeed at any of these undertakings. If we are unsuccessful at some or all of these undertakings, our business, prospects and results of operations may be materially adversely affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by any other document that we subsequently filed with the Securities and Exchange Commission and that is incorporated by reference into this prospectus supplement, which address various factors that could cause results or events to differ from those described in the forward-looking statements.
In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.
Any statements in this prospectus supplement, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward- looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include statements regarding:
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our ability to continue as a going concern and our needs for additional financing;

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our ability to maintain compliance with the continued listing requirements of the Nasdaq Stock Market LLC;

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our ability to accurately estimate anticipated operating losses, expenses, future revenues, capital requirements, including our anticipated cash runway;

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the initiation, timing, progress and results of our current and future preclinical studies and clinical trials and our research and development programs;

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the success of our efforts to expand our pipeline of product candidates and develop marketable products;

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our ability to develop, obtain regulatory approval for and commercialize our current and future product candidates;

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our expectations regarding collaborations and other agreements with third parties and their potential benefits;

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the timing of investigational new drug, or IND, submissions, initiation of preclinical studies and clinical trials, and timing of expected clinical results for our product candidates;

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our success in early preclinical studies, which may not be indicative of results obtained in later studies or clinical trials;

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the potential benefits of our product candidates;

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our ability to identify patients with the diseases treated by our product candidates, and to enroll healthy volunteers and patients in clinical trials;

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our ability to obtain, maintain and protect our intellectual property;

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our reliance upon intellectual property licensed from third parties, including the license to use certain components of the Magellan™ platform;

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our ability to identify, recruit and retain key personnel;

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developments or projections relating to our competitors or our industry;

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the impact of laws and regulations;

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our expectations regarding government and third-party payor coverage and reimbursement;

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our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups (“JOBS”) Act;

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the impact of liquidity concerns at and failures of banks and other financial institutions, capital market instability, exchange rate fluctuations, supply chain disruptions and increases in commodity, energy and fuel prices;

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the impacts of pandemics or endemics on our operations, access to capital, research and development and clinical trials and potential disruption in the operations and business of third-party manufacturers, contract research organizations, other service providers, and collaborators with whom we conduct business;

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the impact of other global events, including political instability, natural disaster, events of terrorism and wars, including the war between Ukraine and Russia, and the corresponding tensions created from such conflict between Russia, the United States and countries in Europe as well as other countries such as China; and the conflict between Hamas and Israel;

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the impacts of increased trade tariffs, import quotas or other trade restrictions or measures taken by the United States and other countries, including changes in U.S. trade policies that may be made by the presidential administration; and

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other risks and uncertainties, including those listed in the “Risk Factors” section of this prospectus supplement and the documents incorporated by reference herein.

You should refer to the “Risk Factors” section contained in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward- looking statements in this prospectus supplement will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward- looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $35,530,980.56 from time to time (assuming that an aggregate of 11,315,598 shares of our common stock are sold pursuant to the Distribution Agreement at an assumed price of $3.14 per share, the closing sale price of our common stock on Nasdaq on November 26, 2025). Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Distribution Agreement with Oppenheimer as a source of financing.
We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes.
The amounts and timing of our use of the net proceeds from this offering, if any, will depend on a number of factors, such as the timing and progress of any partnering efforts, any strategic transactions in which we may engage, and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

DILUTION
If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering.
Our net tangible book value as of September 30, 2025 was $4.4 million, or $0.12 per share. Net tangible book value per share is determined by dividing our total tangible assets (excluding internal-use of software, pre-payments and deferred costs), less our total liabilities, by the number of shares of our common stock outstanding as of September 30, 2025. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by investors purchasing shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.
After giving effect to the sale of 11,315,598 shares of our common stock in this offering in the aggregate amount of $35,530,980.56 at an assumed offering price of $3.14 per share, the closing sale price of our common stock on Nasdaq on November 26, 2025, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $39.9 million, or $0.84 per share. This represents an immediate increase in net tangible book value of $0.72 per share to existing stockholders and immediate dilution in net tangible book value of $2.30 per share to investors purchasing our common stock in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:
Assumed public offering price per share		$3.14
Net tangible book value per share of as September 30, 2025	$0.12
Increase in net tangible book value per share attributable to this offering	$0.72
As adjusted net tangible book value per share as of September 30, 2025, after giving effect to this offering		$0.84
Dilution per share to new investors		$2.30
The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our common stock in the aggregate amount of $35,530,980.56 is sold at the assumed offering price of $3.14 per share, the closing sale price of our common stock as reported on Nasdaq on November 26, 2025. The shares sold in this offering, if any, will be sold from time to time at various prices.
The above discussion and table are based on 35,976,390 shares of our common stock outstanding as of September 30, 2025, and excludes the following, in each case as of such date:
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7,603,916 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock with a weighted-average exercise price of $2.26 per share;

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24,568 shares of common stock issuable upon the vesting of outstanding restricted stock units;

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4,127,011 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $3.76 per share; and

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1,576,684 shares reserved for future issuances under our equity compensation plans.

The foregoing table does not give effect to the exercise of any outstanding options or warrants, or the vesting of any performance-based restricted stock units. To the extent that options and warrants outstanding as of September 30, 2025 may be exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, including for potential acquisition or in-licensing opportunities, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
We have entered into the Distribution Agreement with Oppenheimer, under which we may issue and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through or to Oppenheimer acting as sales agent or principal, which includes $14,469,019.44 of our common stock that have already been sold pursuant to the Distribution Agreement through November 26, 2025.
Following delivery of a placement notice and subject to the terms and conditions of the Distribution Agreement, Oppenheimer may offer and sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, or in privately negotiated transactions. We may instruct Oppenheimer not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Oppenheimer may suspend the offering of common stock upon notice and subject to other conditions.
We will pay Oppenheimer commissions, in cash, for its services in acting as agent in the sale of our common stock. Oppenheimer will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required pursuant to the Distribution Agreement, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Oppenheimer for certain specified fees and documented expenses, including the fees and documented expenses of its legal counsel, in an amount not to exceed $60,000 in connection with the signing of the Distribution Agreement and the filing of this prospectus supplement (which was paid at the commencement of this offering) with the SEC and not to exceed $10,000 per calendar quarter thereafter in connection with any updates at the time of certain filings as described in the Distribution Agreement. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to Oppenheimer under the terms of the Distribution Agreement, will be approximately $0.3 million. We will report at least quarterly the number of shares of common stock sold through Oppenheimer under the Distribution Agreement, the net proceeds to us and the compensation paid by us to Oppenheimer in connection with the sales of shares of our common stock.
Settlement for sales of common stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Oppenheimer in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Oppenheimer may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Oppenheimer will use its commercially reasonable efforts consistent with its normal trading and sales practices, to solicit offers to purchase the shares of common stock under the terms and subject to the conditions set forth in the Distribution Agreement. In connection with the sale of the common stock on our behalf, Oppenheimer will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Oppenheimer will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Oppenheimer against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.
The offering of our common stock pursuant to the Distribution Agreement will terminate as permitted therein. We and Oppenheimer may each terminate the Distribution Agreement at any time upon ten days’ prior notice.
Oppenheimer and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Oppenheimer will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. We have filed a copy of the Distribution Agreement with the SEC as an exhibit to the Current Report on Form 8-K filed on September 6, 2024.
This prospectus supplement in electronic format may be made available on a website maintained by Oppenheimer, and Oppenheimer may distribute this prospectus supplement electronically.
Our common stock is listed on Nasdaq under the trading symbol “GANX.”
The transfer agent for our common stock to be issued in this offering is Pacific Stock Transfer Company, 6725 Via Austi Pkwy, Suite 300, Las Vegas, NV 89119.

LEGAL MATTERS
Lowenstein Sandler LLP, New York, New York, will pass upon the validity of the issuance of the shares being sold in this offering. Oppenheimer & Co. Inc. is being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York.
EXPERTS
The consolidated financial statements of Gain Therapeutics, Inc. appearing in Gain Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by Ernst & Young AG, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We maintain a website at www.gaintherapeutics.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus supplement is 001-40237. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.
The following documents are incorporated by reference into this document:
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025;

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Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 14, 2025, August 12, 2025 and November 12, 2025, respectively;

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The information incorporated by reference into the Form 10-K for the year ended December 31, 2024 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2025;

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Our Current Reports on Form 8-K filed with the SEC on January 7, 2025, January 15, 2025, April 10, 2025, June 24, 2025, June 30, 2025, July 17, 2025, October 6, 2025 and October 9, 2025 (other than any portions thereof deemed furnished and not filed); and

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The description of our common stock, par value $0.0001 per share, contained in our Form 8-A filed on March 17, 2021, including any amendment or report filed for the purpose of updating such description, including the Description of Securities filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act filed after the date of this prospectus supplement. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.
We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference other than exhibits to those documents. Requests should be addressed to: to Gain Therapeutics, Inc., Attn: Senior Vice President Finance, 4800 Montgomery Lane, Suite 220, Bethesda, Maryland 20814. You may also direct any requests for documents to us by telephone at (301) 500-1556.
Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PRELIMINARY PROSPECTUS
Gain Therapeutics, Inc.
$100,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Subscription Rights
Units

We may offer, issue and sell from time to time together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) senior or subordinated debt securities, (v) subscription rights and (vi) units. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock, warrants and subscription rights may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The units may consist of any combination of the securities listed above. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.
The aggregate public offering price of the securities that we may offer will not exceed $100,000,000. We will offer the securities in an amount and on terms that market conditions will determine at the time of the offering. Our common stock is listed on The Nasdaq Global Market, or Nasdaq, under the symbol “GANX.” The last reported sale price for our common stock on November 6, 2025 as quoted on Nasdaq was $1.90 per share. You are urged to obtain current market quotations of our common stock. As of the date of this prospectus, we have no preferred stock, warrants, debt securities, subscription rights or units listed or quoted on any securities exchange or other nationally recognized trading market. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on any securities exchange or another nationally recognized trading market.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 5 of this prospectus.
Should we offer any of the securities described in this prospectus, we will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. You should read this prospectus and any supplement, together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information by Reference” carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
We may sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions, discounts, or over-allotment options will be set forth in a supplement to this prospectus. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a supplement to this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 26, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell, in one or more offerings, any or all of the securities described in this prospectus, separately or together, up to an aggregate offering price of $100,000,000. This prospectus provides you with a general description of the securities we may offer. When we issue securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Additional Information” and “Incorporation of Certain Information by Reference.”
Gain Therapeutics, Inc. is referred to herein as “Gain,” “the Company,” “we,” “us,” and “our,” unless the context indicates otherwise.
You may only rely on the information contained in or incorporated by reference in this prospectus, and any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or such accompanying prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information incorporated by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

PROSPECTUS SUMMARY
The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 4 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.
Overview
We are a biotechnology company developing novel small molecule therapeutics to treat diseases across several therapeutic areas, including, central nervous system (“CNS”) disorders, lysosomal storage disorders (“LSDs”), metabolic disorders, and other diseases that can be targeted through protein degradation, such as oncology.
GT-02287 — our lead product candidate, for the treatment of Parkinson’s disease, is currently being evaluated in a Phase 1b study in people with Parkinson’s disease with or without a GBA1 mutation.
We have generated an extensive preclinical data package providing evidence of the mechanism of action and safety of GT-02287. In preclinical models of GBA1 and idiopathic Parkinson’s disease, GT-02287 has been shown to restore glucocerebrosidase, or GCase, function in the lysosome, improve mitochondrial health, reduce toxic lipid substrates and toxic forms of alpha-synuclein, reduce neuroinflammation, improve survival of dopaminergic neurons, increase dopamine levels, completely restore locomotor function and improve cognition, and reduce plasma-based neurodegeneration maker, neurofilament light chain (NfL) back to the level of healthy animals.
In September 2024, we reported results from a first-in-human Phase 1 clinical trial completed in Australia to assess the safety, tolerability, pharmacokinetics, and food effect of GT-02287 in healthy participants. The study enrolled 72 healthy volunteers and included a single ascending dose part during which the study participants (n=40) received one dose of GT-02287 at different dose levels, and a multiple ascending dose part during which the study participants (n=32) received one daily dose of GT-02287 for 14 days at different dose levels. Review of the unblinded data after database lock confirmed that single and multiple doses of GT-02287 were safe and generally well tolerated up to and including the highest planned dose levels across all age groups (approximately 15% of which were over the age of 50 years).
The single and multiple dose levels tested were safe and generally well tolerated, with no serious adverse events or Grade 3 (severe) adverse events observed, and no other safety signals detected. The PK profile of GT-02287 was linear across the tested dose ranges, and plasma exposures at daily doses of 7.7 mg/kg and above were within the projected therapeutic range. GT-02287 was measurable in cerebrospinal fluid (CSF) at levels in line with rodent levels at effective doses from our preclinical models, demonstrating CNS exposure. Notably, GCase activity in dried blood spots increased approximately 53% in subjects who received 13.5 mg/kg GT-02287 (the highest dose cohort and the only dose cohort analyzed for GCase activity) but not in those who received placebo, demonstrating target engagement and modulation of GCase enzyme. GCase activity continued to increase 12 hours post-dose at 14 days, the furthest time point analyzed in the study. We believe these results support the continued development of GT-02287 and its potential as a biology-modifying treatment for Parkinson’s disease. Importantly, the favorable safety and tolerability profile at oral dose levels that resulted in therapeutic plasma levels, CNS exposure, and target engagement further strengthens GT-02287’s potential to be a lead treatment for Parkinson’s disease in patients with or without a GBA1 mutation.
In December 2024, we received approval in Australia to initiate a Phase 1b trial for GT-02287 in people with Parkinson’s disease with or without the GBA1 mutation. We are working with local Parkinson’s disease (PD) advocacy groups in Australia to support enrollment and expect enrollment to complete in the summer of 2025 with interim data from the study expected by mid-2025. The Phase 1b open-label trial will assess the safety and tolerability of 13.5 mg/kg/day of GT-02287 for three months in patients with GBA1-PD or idiopathic Parkinson’s disease. Secondary endpoints include pharmacokinetics, GCase modulation, levels of GCase substrates, and other biomarkers in plasma and cerebrospinal fluid. The primary goal of the

Phase 1b trial is to assess the safety and tolerability of GT-02287. Upon successful completion we expect to begin planning a Phase 2 study during the second half of 2025.
In preparation for the treatment of Parkinson’s disease patients, we initiated a chronic (6 months in rodents and 9 months in non-rodents) preclinical toxicity study in July 2024, enabling the conduct of clinical studies in patients with a GT-02287 treatment duration beyond three months. The 6- and 9-month studies will be completed in the second quarter of 2025 and the third quarter of 2025, respectively.
In October 2025, the Company presented early results from its Phase 1b clinical study in patients with Parkinson’s Disease at the International Congress of Parkinson’s Disease and Movement Disorders®. GT-02287 was generally well tolerated, with no treatment-emergent serious adverse events observed. Additionally, participants in the open label trial appear to be benefitting from stabilization and trending improvements in their MDS-UPDRS scores after 90 days of GT-02287 administration. In September 2025, the company elected to extend the open label study for an additional 9 months to allow participants interested in remaining on GT-02287 to continue on the study. The majority of participants have elected to remain on the open label extension.
Our Magellan™ Platform
We use our computational target and drug discovery platform, Magellan™, to discover novel allosteric binding sites on proteins implicated in a disease and to identify proprietary small molecules that bind these sites to modulate protein function and treat the underlying cause of the disease. We believe that Magellan™ is uniquely suited to identify allosteric binding sites on the protein surface, which are different from the active (or orthosteric) binding site where the natural ligand of the protein binds. Targeting an allosteric binding site instead of the active binding site of a protein provides numerous advantages, including: the ability to regulate proteins implicated in disease through several different mechanisms of action covering both functional and conformational effects, including stabilization, destabilization, targeted degradation, allosteric inhibition, and allosteric activation of the targeted protein; improved specificity of small molecules because binding to an allosteric binding site is non-competitive with the natural substrate that binds to the active binding site; and the ability to identify small molecules with more favorable drug-like properties. Discovering and targeting novel allosteric sites with our platform not only reduces traditional drug discovery timelines but enables rational drug design and offers the potential for superior small molecule drugs that are highly specific and that can penetrate hard to reach tissues and cross the blood-brain barrier.
Our Pipeline of STARs
We are leveraging our Magellan™ technology platform to develop a pipeline of novel small molecule drug candidates to address complex diseases. The platform is disease agnostic and provides us with the ability to expand our pipeline, quickly, efficiently and at low cost. We are currently focusing on progressing our clinical-stage lead program in Parkinson’s disease. In addition, we plan to continue to advance our existing research programs and initiate additional programs targeting allosteric binding sites identified with the Magellan™ platform in various therapeutic areas through discovery collaborations with industry partners and academic institutions.
Our Product Pipeline

Corporate Information
We were incorporated under the laws of the state of Delaware on June 26, 2020 under the name Gain Therapeutics, Inc. Our principal executive offices are located at 4800 Montgomery Lane, Suite 220, Bethesda, MD 20814. Our telephone number is (301) 500-1556. Our website address is http://www.gaintherapeutics.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before purchasing any of the securities you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, any subsequent updates described in our Quarterly Reports on Form 10-Q, and the Current Reports on Form 8-K filed since December 31, 2024, and in any accompanying prospectus supplement, as well as the risk factors set forth in our SEC reports on Forms 10-K, 10-Q and 8-K filed after the date of this prospectus and in the other documents incorporated by reference in any accompanying prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Additional Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects, or financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus contain, and our officers and representatives may from time to time make, forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often characterized by the use of words such as “aim”, “believe,” “can,” “could,” “potential,” “plan,” “predict,” “goals,” “seek,” “should,” “may,” “may have,” “would,” “estimate,” “continue,” “anticipate,” “intend,” “expect” or the negative of these terms, other comparable terminology or by discussions of strategy, plans or intentions. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These include, but are not limited to, statements about:
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our ability to continue as a going concern and our needs for additional financing;

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our ability to maintain compliance with the continued listing requirements of the Nasdaq Stock Market LLC;

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our ability to accurately estimate anticipated operating losses, expenses, future revenues, capital requirements, including our anticipated cash runway;

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the initiation, timing, progress and results of our current and future preclinical studies and clinical trials and our research and development programs;

•
the success of our efforts to expand our pipeline of product candidates and develop marketable products through the use of our Magellan™ platform;

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our ability to develop, obtain regulatory approval for and commercialize our current and future product candidates;

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our expectations regarding collaborations and other agreements with third parties and their potential benefits;

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the timing of investigational new drug, or IND, submissions, initiation of preclinical studies and clinical trials, and timing of expected clinical results for our product candidates;

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our success in early preclinical studies, which may not be indicative of results obtained in later studies or clinical trials;

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the potential benefits of our product candidates;

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our ability to identify patients with the diseases treated by our product candidates, and to enroll healthy volunteers and patients in clinical trials;

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our ability to obtain, maintain and protect our intellectual property;

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our reliance upon intellectual property licensed from third parties, including the license to use certain components of the Magellan™ platform;

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our ability to identify, recruit and retain key personnel;

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developments or projections relating to our competitors or our industry;

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the impact of laws and regulations;

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our expectations regarding government and third-party payor coverage and reimbursement;

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our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups (“JOBS”) Act;

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the impact of liquidity concerns at and failures of banks and other financial institutions, capital market instability, exchange rate fluctuations, supply chain disruptions and increases in commodity, energy and fuel prices;

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the impacts of pandemics or endemics on our operations, access to capital, research and development and clinical trials and potential disruption in the operations and business of third-party manufacturers, contract research organizations, other service providers, and collaborators with whom we conduct business;

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the impact of other global events, including political instability, natural disaster, events of terrorism and wars, including the war between Ukraine and Russia, and the corresponding tensions created from such conflict between Russia, the United States and countries in Europe as well as other countries such as China; and the conflict between Hamas and Israel;

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the impacts of increased trade tariffs, import quotas or other trade restrictions or measures taken by the United States and other countries, including changes in U.S. trade policies that may be made by the presidential administration; and

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other risks and uncertainties, including those listed in the “Risk Factors” section of this prospectus and the documents incorporated by reference herein.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein and in the documents incorporated by reference herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page 4 of this prospectus, in our Annual Report on Form 10-K or in other reports we file with the SEC.
Moreover, new risks regularly emerge, and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act, do not protect any forward-looking statements that we make in connection with this offering. All forward-looking statements included in this prospectus and in the documents incorporated by reference in this prospectus are based on information available to us on the date of this prospectus or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus and in the documents incorporated by reference in this prospectus. We qualify all of our forward-looking statements by these cautionary statements.
You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and the exercise price from the exercise of any convertible securities, if any, for working capital and general corporate purposes.
When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities we sell. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

THE SECURITIES WE MAY OFFER
General
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
We may sell from time to time, in one or more offerings:
•
common stock;

•
preferred stock;

•
warrants to purchase shares of common stock or preferred stock;

•
debt securities;

•
subscription rights to purchase shares of common stock, preferred stock or debt securities; and

•
units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, debt securities, subscription rights, warrants and units collectively as “securities.” The total dollar amount of all securities that we may sell pursuant to this prospectus will not exceed $100,000,000.
If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries. You should also refer to the amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.
General
Our amended and restated certificate of incorporation (“Amended Charter”) authorizes us to issue up to 50,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time.
As of November 3, 2025, there were 36,241,000 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Voting Rights.   Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors elected by our stockholders generally. The holders of our common stock do not have cumulative voting rights in the election of directors.
Dividends and Liquidation Rights.   Holders of shares of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our common stock will be entitled to receive our remaining assets available for distribution on a pro rata basis.
Rights and Preferences.   All shares of our common stock that will be outstanding are fully paid and non-assessable. The common stock will not be subject to further calls or assessments by us. Holders of shares of our common stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the common stock. The rights powers, preferences and privileges of our common stock will be subject to those of the holders of any shares of our preferred stock or any other series or class of stock we may authorize and issue in the future.
Transfer Agent and Registrar.   The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, 6725 Via Austi Pkwy, Suite 300, Las Vegas, NV 89119.
Preferred Stock
Our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 10,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action.
Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:
•
the title and stated value;

•
the number of shares we are offering;

•
the liquidation preference per share;

•
the purchase price per share;

•
the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•
whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•
our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•
the procedures for any auction and remarketing, if any;

•
the provisions for a sinking fund, if any;

•
the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•
any listing of the preferred stock on any securities exchange or market;

•
whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•
whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•
voting rights, if any, of the preferred stock;

•
preemption rights, if any;

•
restrictions on transfer, sale or other assignment, if any;

•
whether interests in the preferred stock will be represented by depositary shares;

•
a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•
the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•
any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•
any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

Anti-Takeover Provisions
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•
before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:
•
any merger or consolidation involving the corporation and the interested stockholder;

•
any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•
subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the entity or person’s affiliates and associates, beneficially owns, or is an affiliate or associate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
Anti-Takeover Effects of Certain Provisions of our Amended Charter and Amended and Restated Bylaws
Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of our shares of common stock outstanding will be able to elect all of our directors. The directors may be removed by the stockholders only for cause upon the vote of holders of 66-2/3% of the shares then entitled to vote at an election of directors. Furthermore, the authorized number of directors may be changed only by resolution of our board of directors, and vacancies and newly created directorships on our board of directors may, except as otherwise required by law or determined by our board, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum. Our Amended Charter and Amended Bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by a consent in writing. A special meeting of stockholders may be called at any time only by or at the direction of the board of directors or the chairman of the board of directors. Our Amended Bylaws also provide that stockholders seeking to present proposals before a meeting of stockholders to nominate candidates for election as directors at a meeting of stockholders must provide timely advance notice in writing, and will specify requirements as to the form and content of a stockholder’s notice.
Our Amended Charter further provides that the affirmative vote of the holders of at least 66 2∕3% of the votes which all our stockholders would be entitled to cast in any election of directors will be required to amend certain provisions of our Amended Charter, including provisions relating to the size of the board, removal of directors, special meetings of stockholders, actions by written consent and cumulative voting. The affirmative vote of holders of at least 66 2∕3% of the voting power of all of the then outstanding shares of voting stock, voting as a single class, is required to amend or repeal our Amended Bylaws, although our Amended Bylaws may be amended by a simple majority vote of our whole board of directors.
The foregoing provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of the Company by replacing our board of directors.

Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of our company.
These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy rights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in control of the Company or our management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.
Choice of Forum
Our Amended Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or stockholders to us or our stockholders; (3) any action asserting a claim against us, any director or our officers and employees arising pursuant to any provision of the DGCL, our Amended Charter or our Amended Bylaws, or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery; or (4) any action asserting a claim against us, any director or our officers or employees that is governed by the internal affairs doctrine; provided that the exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction.
Our Amended Charter further provides that, unless we consent in writing to the selections of an alternative forum, the federal district courts are the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, subject to a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, 6725 Via Austi Pkwy, Suite 300, Las Vegas, NV 89119. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.
Listing on The Nasdaq Global Market
Our common stock is listed on Nasdaq under the symbol “GANX.”

DESCRIPTION OF WARRANTS
We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
General
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank, trust company or other financial institution, as warrant agent, or we may issue warrants directly to investors. A description of the terms and material provisions of any warrants we may issue will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the currency or currencies in which the price of such warrants will be payable;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•
the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
provision for changes to or adjustments in the exercise price of such warrants, if any;

•
if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
if applicable, a discussion of any material United States Federal income tax or foreign income tax considerations; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Transfer Agent and Registrar
The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
This prospectus describes certain general terms and provisions of debt securities that we may offer. The debt securities may be issued pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case in the forms filed as exhibits to this registration statement, which we refer to as the “indentures.” The indentures will be entered into between us and a trustee to be named prior to the issuance of any debt securities, which we refer to as the “trustee.” The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series.
We have summarized below the material provisions of the indentures and the debt securities or indicated which material provisions will be described in the related prospectus supplement for any offering of debt securities. These descriptions are only summaries, and you should refer to the relevant indenture for the particular offering of debt securities itself which will describe completely the terms and definitions of the offered debt securities and contain additional information about the debt securities.
All references in this section, “Description of Debt Securities,” to “Gain,” the “Company”, “we”, “us”, “our”, the “registrant” or similar words are solely to Gain Therapeutics, Inc., and not to its subsidiaries.
Terms
When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby:
•
the designation, aggregate principal amount, currency or composite currency and denominations;

•
the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

•
the maturity date and other dates, if any, on which principal will be payable;

•
whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•
whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•
the interest rate (which may be fixed or variable), if any;

•
the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

•
the manner of paying principal and interest;

•
the place or places where principal and interest will be payable;

•
the terms of any mandatory or optional redemption by us or any third party including any sinking fund;

•
the terms of any conversion or exchange;

•
the terms of any redemption at the option of holders or put by the holders;

•
any tax indemnity provisions;

•
if the debt securities provide that payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments;

•
the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);

•
whether and upon what terms debt securities may be defeased;

•
any events of default or covenants in addition to or in lieu of those set forth in the indentures;

•
provisions for electronic issuance of debt securities or for the issuance of debt securities in uncertificated form; and

•
any additional provisions or other special terms not inconsistent with the provisions of the indentures, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued as registered debt securities or uncertificated debt securities, in such denominations as specified in the terms of the series.
Securities may be issued under the indentures as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such Discounted Debt Securities. “Discounted Debt Security” means a security where the amount of principal due upon acceleration is less than the stated principal amount.
We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.
Ranking
The senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the board resolution, officer’s certificate or supplemental indenture relating to such offering.
We have only a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of our debt securities will be our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, will effectively be senior to the debt securities with respect to the assets of our subsidiaries. In addition, to the extent that we issue any secured debt, the debt securities will be effectively subordinated to such secured debt to the extent of the value of the assets securing such secured debt.
The debt securities will be obligations exclusively of Gain Therapeutics, Inc. To the extent that our ability to service our debt, including the debt securities, may be dependent upon the earnings of our subsidiaries, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments.
Certain Covenants
Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.
Successor Obligor
The indentures provide that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless:
•
the person is organized under the laws of the United States or a jurisdiction within the United States;

•
the person assumes by supplemental indenture all of our obligations under the relevant indenture, the debt securities and any coupons;

•
immediately after the transaction no Default (as defined below) exists; and

•
we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction complies with the foregoing requirements and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

In such event, the successor will be substituted for us, and thereafter all of our obligations under the relevant indenture, the debt securities and any coupons will terminate.
The indentures provide that these limitations shall not apply if our board of directors makes a good faith determination that the principal purpose of the transaction is to change our state of incorporation.
Exchange of Debt Securities
Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent.
Default and Remedies
Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:
(1)
we default in any payment of interest on any debt securities of such series when the same becomes due and payable and the default continues for a period of 30 days;

(2)
we default in the payment of all or any part of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

(3)
we default in the performance of any of our other agreements applicable to the series and the default continues for 30 days after the notice specified below;

(4)
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (as defined below) that:

(A)
is for relief against us in an involuntary case,

(B)
appoints a Custodian (as defined below) for us or for any substantial part of our property, or

(C)
orders the winding up or liquidation of us, and the order or decree remains unstayed and in effect for 90 consecutive days;

(5)
we, pursuant to or within the meaning of any Bankruptcy Law:

(A)
commence a voluntary case,

(B)
consent to the entry of an order for relief against us in an involuntary case,

(C)
consent to the appointment of a Custodian for us or for any substantial part of our property, or

(D)
make a general assignment for the benefit of our creditors; or

(6)
there occurs any other Event of Default provided for in such series.

The term “Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (3) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.
The trustee may require indemnity satisfactory to it before it enforces the indentures or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of Default in payment on a series, the trustee may withhold from securityholders of such series notice of any continuing Default if the trustee determines that withholding notice is in the interest of such securityholders. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indentures.
The indentures do not have cross-default provisions. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.
Amendments and Waivers
The indentures and the debt securities or any coupons of the series may be amended, and any Default may be waived as follows:
Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the debt securities and the indentures may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default other than a Default in payment on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each securityholder affected, no amendment or waiver may:
•
change the fixed maturity of or the time for payment of interest on any debt security;

•
reduce the principal, premium or interest payable with respect to any debt security;

•
change the place of payment of a debt security or the currency in which the principal or interest on a debt security is payable;

•
change the provisions for calculating any redemption or repurchase price with respect to any debt security;

•
adversely affect any holder’s right to receive payment of principal and interest or to institute suit for the enforcement of any such payment;

•
reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•
make any change that materially adversely affects the right to convert any debt security;

•
waive any Default in payment of principal of or interest on a debt security; or

•
adversely affect any holder’s rights with respect to redemption or repurchase of a debt security.

Without the consent of any securityholder, the indentures or the debt securities may be amended to:
•
provide for assumption of our obligations to securityholders in the event of a merger or consolidation requiring such assumption;

•
cure any ambiguity, omission, defect or inconsistency;

•
conform the terms of the debt securities to the description thereof in the prospectus and prospectus supplement offering such debt securities;

•
create a series and establish its terms;

•
provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts by more than one trustee;

•
provide for uncertificated or unregistered securities;

•
make any change that does not adversely affect the rights of any securityholder;

•
add to our covenants; or

•
make any other change to the indentures so long as no debt securities are outstanding.

Conversion Rights
Any securities resolution or supplemental indenture establishing a series of debt securities may provide that the debt securities of such series will be convertible at the option of the holders thereof into or for our common stock or other equity or debt instruments. The securities resolution or supplemental indenture may establish, among other things, (1) the number or amount of shares of common stock or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, as may be adjusted pursuant to the terms of the relevant indenture and the securities resolution; and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right. The indentures provide that we will not be required to make an adjustment in the conversion rate unless the adjustment would require a cumulative change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate.
Legal Defeasance and Covenant Defeasance
Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the relevant indenture, which we refer to as legal defeasance. We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series, which we refer to as covenant defeasance.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.
To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust with the trustee (or another trustee) money or U.S. Government Obligations (as defined below), deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be; and (2) comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.
“U.S. Government Obligations” means direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.
Regarding the Trustee
Unless otherwise indicated in a prospectus supplement, the trustee will also act as depository of funds, transfer agent, paying agent and conversion agent, as applicable, with respect to the debt securities. In certain circumstances, we or the securityholders may remove the trustee as the trustee under a given indenture.

The indenture trustee may also provide additional unrelated services to us as a depository of funds, registrar, trustee and similar services.
Governing Law
The indentures and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
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the price, if any, for the subscription rights;

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the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

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the number of subscription rights to be issued to each stockholder;

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the number and terms of our equity or debt securities which may be purchased per each subscription right;

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the extent to which the subscription rights are transferable;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

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if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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the terms of the unit agreement governing the units;

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United States federal income tax considerations relevant to the units; and

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whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

FORMS OF SECURITIES
Each debt security and, to the extent applicable, warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
Registered Global Securities.   We may issue the registered debt securities and, to the extent applicable, warrants, subscription rights and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, interest payments on debt securities and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, agent of the trustees or agent of the warrant will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
Initial Offering and Sale of Securities
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:
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to or through underwriting syndicates represented by managing underwriters;

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through one or more underwriters without a syndicate for them to offer and sell to the public;

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through dealers or agents; and

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to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:
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on or through the facilities of the Nasdaq Global Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

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to or through a market maker other than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:
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the name or names of any underwriters, dealers or agents;

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the purchase price of the offered securities and the proceeds to us from such sale;

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any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

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any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

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any securities exchange on which such offered securities may be listed; and

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any underwriter, agent or dealer involved in the offer and sale of any series of the securities.

The distribution of the securities may be effected from time to time in one or more transactions:
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at fixed prices, which may be changed;

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at market prices prevailing at the time of the sale;

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at varying prices determined at the time of sale; or

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at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:
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whether that offering is being made to underwriters, through agents or directly to the public;

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the rules and procedures for any auction or bidding process, if used;

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the securities’ purchase price or initial public offering price; and

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the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate, in connection with such a transaction, that the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
Sales Through Underwriters
If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.
Any public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.
Sales Through Agents
Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use specified efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.
Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.
If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.
Direct Sales
We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.
General Information
Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer might be in excess of customary commissions.
Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.
We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:
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the name of any participating broker, dealer, agent or underwriter;

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the number and type of securities involved;

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the price at which such securities were sold;

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any securities exchanges on which such securities may be listed;

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the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter, where applicable; and

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other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.
In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in one business day unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.
Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our website or the website of any agent or dealer, and any information contained in any other website maintained by any agent or dealer:
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is not part of this prospectus, any applicable prospectus supplement or any applicable pricing supplement or the registration statement of which they form a part;

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has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

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should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.
This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The financial statements of Gain Therapeutics, Inc. as of and for the year ended December 31, 2024 and 2023 included in our Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Ernst & Young AG, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. Pursuant to SEC rules, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and to the registration statement and the exhibits and schedules to the registration statement of which this prospectus forms a part. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.
In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.
We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.gaintherapeutics.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.
The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.
We incorporate by reference the documents listed below that we have previously filed with the SEC:
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025;

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Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 and June 30, 2025, filed with the SEC on May 14, 2025 and August 12, 2025, respectively;

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The information incorporated by reference into the Form 10-K for the year ended December 31, 2024 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2025;

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Our Current Reports on Form 8-K filed with the SEC on January 7, 2025, January 15, 2025, April 10, 2025, June 24, 2025, June 30, 2025, July 17, 2025, October 6, 2025 and October 9, 2025 (other than any portions thereof deemed furnished and not filed); and

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The description of our common stock, par value $0.0001 per share, contained in our Form 8-A filed on March 17, 2021, including any amendment or report filed for the purpose of updating such description, including the Description of Securities filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but prior to the termination or completion of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. Any statement contained in a document incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.
We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Gain Therapeutics, Inc., Attn: Senior Vice President Finance, 4800 Montgomery Lane, Suite 220, Bethesda, Maryland 20814. You may also direct any requests for documents to us by telephone at (301) 500-1556.

$35,530,980.56
Shares of Common Stock

PROSPECTUS SUPPLEMENT

Oppenheimer & Co.
November 28, 2025